AMENDED AND RESTATED REIT ADVISORY AGREEMENT
                                             CHURCH LOAN ADVISORS, INC.



     THIS AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of this 22nd day of January 2004, between AMERICAN CHURCH MORTGAGE COMPANY, a Minnesota corporation (the "Company"), and CHURCH LOAN ADVISORS, INC., a Minnesota corporation (the "Advisor").

     WHEREAS, the Company intends to qualify as a real estate investment trust ("REIT"), as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to be made by qualified REITs under the Code;

     WHEREAS, the Advisor is a corporation organized for the purpose of advising the Company as to its business of making mortgage loans to and purchasing mortgage-secured obligations of churches and other non-profit religious organizations and providing certain management and administrative services in connection with the Company's business affairs and the administration, operation and disposition of its assets;

     WHEREAS, in connection with its management, administration and operation, the Company desires to make use of the advice and assistance of the Advisor and the sources of information and certain facilities available to the Advisor, and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Company's Board of Directors (the "Directors"), all as provided for herein; and

     WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Advisor and the Company amended and restated the REIT Advisory Agreement dated May 15, 1995 (the "Amended Advisory Agreement"); and

     WHEREAS, the parties have agreed to amend the terms and provision of the Original Advisory Agreement dated May 19, 1995 and substitute in its entirety the terms and provisions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants and agreements hereinafter set forth, the parties agree that the Amended Advisory Agreement dated May 19, 1995 is hereby declared cancelled and void and the parties entire agreement is as follows:

                        ARTICLE I - DUTIES OF THE ADVISOR

     The Advisor shall use its best efforts to present to the Company a continuing and suitable business plan of operations consistent with the business policies and objectives of the Company, subject to the general oversight of the Directors and upon their direction, to perform the following duties:

     1.1 Business Plan. The Advisor shall present to the Company a continuing and suitable detailed business plan of operations and opportunities to operate its business consistent with the general business plan of the Company.

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     1.2 Loan  Underwriting/Investment  Advice.  The Advisor  shall serve as the
Company's loan underwriter and investment advisor in connection with its primary business of making mortgage loans to churches and other non-profit religious organizations and, from time to time, purchasing for investment mortgage-secured obligations issued by such organizations, and in connection with temporary investments in furtherance of the Company's investment guidelines and policies, and recommend changes in the Company's investment guidelines and policies, when appropriate.

     1.3 Investment and General Management. The Advisor shall administer the day-to-day operations of the Company, investigate and evaluate business and investment opportunities available to the Company that are consistent with the Company's objectives, investigate, select, and conduct relations with prospective borrowers seeking mortgage loans from the Company, and evaluate, negotiate and maintain relationships on the Company's behalf with banks, commercial lenders, borrowers, consultants, accountants, mortgage loan originators, brokers, participants, attorneys, appraisers, insurers, and persons acting in any other capacity relevant to the activities of the Company, and as necessary, negotiate contracts with, retain, and supervise services performed by such parties in connection with the Company's business.

     1.4 Financial Administration. The Advisor shall administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company and prepare or cause to be prepared such reports as may be required by any governmental authority. In connection with the ordinary conduct of the Company's business, the Advisor shall file or cause to be filed and/or prepared, any periodic reports, returns, or statements required under the Securities Exchange Act of 1934, as amended (the "Act"), the Code, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports or the rules and regulations promulgated under any of the foregoing. The Advisor shall maintain the books of account and records relating to services performed for the Company accessible for inspection by the Company at any time during ordinary business hours.

     1.5 Lawyers and Accountants. The Advisor shall obtain for the Company, when appropriate, the services of legal and accounting firms to perform customary legal and accounting services for the Company, and the Advisor shall supervise or monitor the activities of such professionals on behalf of the Company as would be performed by a prudent business owner.

     1.6 Agent. Subject to approval of the Directors where required, the Advisor shall act as agent of the Company in making or acquiring mortgage loans, purchasing mortgage-secured obligations issued by churches or religious organizations and disbursing and collecting the funds, paying the debts, and fulfilling the obligations of the Company and handling, prosecuting, and settling any claims of or against the Company, including, but not limited to supervising the Company's exercise of its remedies in respect of any mortgage loan or mortgage-secured obligation which has defaulted. The Advisor shall also investigate, select, and conduct relations on behalf of the Company with individuals, corporations, and entities in furtherance of the business activities of the Company.

     1.7 Exchanges, Dealers. The Advisor shall conduct relations on behalf of the Company with securities exchanges or with dealers making markets in the Company's securities.

     1.8 Investment of Cash. The Advisor shall invest and reinvest any monies of the Company, and manage the Company's short-term investments including the acquisition and sale of money market instruments and/or church mortgage bonds, provided such instruments are consistent with the Company's policies and are only those instruments in which a real estate investment trust is permitted to invest under the Code from time to time.

     1.9 Bank Accounts. The Advisor may establish one or more bank accounts in the name of the Company or in its own name and may deposit into and disburse from such accounts any monies on behalf of the Company under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor, and the Advisor shall from time to time as requested by the Directors render appropriate accountings of such payments and deposits to the Directors and to the auditors of the Company.

     1.10 Offices and Personnel. The Advisor shall provide office space, equipment, personnel, accounting and auditing facilities, and other facilities as required for the performance of the foregoing services and operation of the Company's business.

     1.11 Reports. The Advisor shall, as requested by the Board of Directors, make reports to the Board of Directors on its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company.

     1.12 Information Furnished Advisor. The Directors shall at all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then-current intentions as to the future of the Company. In particular, the Directors shall notify the Advisor promptly of their intention to sell or otherwise dispose of any of the Company's investments, or to make any new investment. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may from time to time reasonably request.

          ARTICLE II - QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     2.1 REIT Qualification. Notwithstanding any provision in this Agreement to the contrary, the Advisor shall refrain from any action (including without limitation the furnishing or rendering of services to tenants of property or managing real property) which, in its sole judgment made in good faith, or in the judgment of the Directors of which the Advisor has notice, would (1) adversely affect the status of the Company as a REIT, as defined in the Code, or
(2) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (3) otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company.

     2.2 Preservation of REIT Status. In the event that the terms of this Agreement at any time shall, in the opinion of counsel for the Company, threaten to impair the status of the Company as a REIT in a manner adverse to the interests of the shareholders of the Company, the Company shall propose such amendment to or substitute arrangements for this Agreement, with prospective or retroactive effect, as may in its opinion be appropriate or advisable to protect and preserve the status of the Company as a REIT. If the parties cannot agree upon the proposed amendments of this Agreement within thirty (30) days after such proposals are made, this Agreement shall be terminated as of such time as counsel for the Company shall recommend for the protection of the status of the Company as a REIT and for the protection of the rights of the Company and its shareholders.

             ARTICLE III - FIDELITY BOND AND LIMITATION OF LIABILITY

     3.1 Fidelity Bond. The Advisor shall, upon request of the Directors, maintain a fidelity bond with a responsible surety company, in such reasonable amounts as may be required by the Directors from time to time, covering officers, employees and agents handling funds and records of the Company. Such bond shall inure to the benefit of the Company in respect of losses of such property from acts of such persons through

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

theft, embezzlement, fraud, error, or otherwise. In the event that such a bond is not generally available at a reasonable cost to companies performing services of the type to be provided by the Advisor hereunder, or in the event that such a bond is cancelled or not renewed by the bonding company, the Advisor shall give notice thereof to the Directors.

     3.2 Limitation of Liability of the Advisor. The Advisor assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendation of the Advisor. The Advisor will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, misconduct, or negligence. The Company shall reimburse, indemnify, and hold the Advisor harmless for and from any and all expenses, losses, damages, liabilities, demands, charges, and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Advisor undertaken in good faith and pursuant to the authority granted to the Advisor by this Advisory Agreement. The Advisor may consult with legal counsel (which may be the regular counsel of the Advisor or other counsel), independent public accountants, or other professional advisors and shall not be liable for any action taken or omitted in good faith by the Advisor in accordance with the advice of such counsel, accountants, or advisors, provided such action is not the result of misconduct or negligence.

                            ARTICLE IV - COMPENSATION

     4.1 Compensation. The Advisor shall be paid and compensated for its services hereunder as follows:

     (a) Annual Advisory Fee. The Advisor shall be paid, for the services the Advisor renders to the Company pursuant to this Advisory Agreement, an annual advisory fee, payable monthly, equal to 1-1/4% of Average Invested Assets of the Company (the "Advisory Fee"). This fee is reduced to 1.0% on average invested assets from $35 million to $50 million and to .75% on average invested assets over $50 million. For purposes of this Agreement, "Average Invested Assets" of the Company shall be deemed to mean, for any period, the average of the aggregated book value of the assets of the Company invested, directly or indirectly, in loans (or an interest in loans) secured by real estate, and first mortgage bonds secured by real estate; before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     (b) Acknowledgement of Advisor's Loan Origination Fee. The Advisor will be paid in connection with and at the time of the closing of each and every mortgage loan made by the Company (or renewal or extension thereof) a fee equal to one half of any origination fee charged to the borrower, which shall be payable directly by the borrower to the Advisor.

     (c) Acknowledgement of Loan Origination Expenses of Advisor. The Advisor will attempt to arrange and/or contract for appraisal, real estate title and independent accountant services to borrowers and prospective borrowers of the Company in order to provide cost and time efficiencies to them in connection with their borrowing and prospective borrowing from the Company. It is understood and acknowledged that the Advisor will receive reimbursement for or an advancement of such expenses directly from such borrowers, at the time of a loan commitment and/or from the proceeds of loans made by the Company. All such expenses shall be identified by the Advisor to the Company.

     The Advisory Fee (4.1(a) above) shall be computed within twenty (20) days following the end of each calendar month and an invoice submitted to the Company. A copy of such computations shall simultaneously be delivered to the Company. The Company shall make payment of the Advisory Fee shown thereon within

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

ten (10) calendar days of receipt by the Company of the Advisor's invoice. The total of such monthly payments for each calendar year shall be subject to adjustment, if applicable, within twenty (20) days following receipt by the Company of its audited annual financial statements for the preceding calendar year. If the Advisor receives Shares for Advisory Fees, the fair market value of the Shares shall be determined by a majority of the Independent Directors of the Company.

     4.2 Use of Affiliates. The Advisor has the right to use affiliates and personnel of affiliates, consultants or contractors, in its sole discretion, and is not required to perform all duties with its own employees.

     4.3 Additional Services. If the Company shall request the Advisor to render services to the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the Advisor and the Company, which terms shall not exceed either (1) the terms under which the Advisor or such affiliate is then performing similar services for others or (2) the terms under which qualified unaffiliated persons are then performing such services for comparable organizations.

                      ARTICLE V - EXPENSES AND LIMITATIONS

     5.1 Expenses of the Advisor. Without regard to the compensation the Advisor receives from the Company pursuant to this Advisory Agreement, the Advisor shall bear the following expenses incurred in connection with the performance of its duties under this Advisory Agreement:

     (a) employment expenses of the personnel or independent contractors employed by the Advisor, including but not limited to salaries, wages, payroll taxes, fees and the cost of employee benefit plans;

     (b) travel and other expenses of directors, officers, and employees of the Advisor, including such reasonable expenses incurred in connection with the inspection of property to serve as collateral for a loan/investment (existing or proposed) made by the Company and such expenses incurred in closing such transactions, but excluding general expenses of such persons who are directors or officers of the Company incurred in their capacities as officers or directors of the Company;

     (c) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized), and other office expenses of the Advisor, except to the extent such expenses relate solely to an office later established and maintained by the Company separate from the offices of the Advisor; and

     (d) miscellaneous administrative expenses incurred in supervising, monitoring, and servicing mortgage loans and other investments of the Company or relating to performance by the Advisor of its obligations hereunder.

     5.2 Expenses of the Company. Except as otherwise expressly provided in this Advisory Agreement, the Company shall pay all its expenses not assumed by the Advisor as set forth in Section 5.1, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

     (a) the cost of borrowed money, including the repayment of funds borrowed by the Company, interest thereon and all other costs, fees and expenses in connection with such borrowings;


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



     (b) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Company and its investments;

     (c) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration, and other fees, and printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration, and stock exchange listing of the Company's securities;

     (d)  fees  and   expenses   paid  to   Directors,   independent   advisors,
          consultants, managers, local property inspectors and other agents employed by or on behalf of the Company;

     (e) expenses directly connected with the acquisition, disposition, and ownership of real estate interests or other property (including the costs of foreclosure and exercise of all other remedies, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement, and local management of any property assumed through foreclosure);

     (f) insurance as required by the Directors (including Directors' liability insurance);

     (g)  expenses   connected   with  payments  of  dividends  or  interest  or
          distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

     (h) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

     (i) transfer agents', registrars', dividend reinvestment agents', and indenture trustees' fees and charges; and

     (j) legal, accounting, escrow, title insurance and auditing fees and expenses of the Company.

     5.3 Annual Operating Expense Limitation Requiring Reimbursement by the Advisor. On or before thirty (30) days after the completion of the annual audit of the Company's financial statements for each calendar year, the Advisor will refund to the Company (to the extent of payments it has received) (the "Excess Amount"), if any, by which the Total Operating Expenses of the Company for such calendar year exceed the greater of (1) 2% of the Average Invested Assets of the Company for such calendar year or (2) 25% of the net income of the Company for such calendar year; provided, however, that the Company may instead permit such refund to be effected by a reduction in the amount of the payments of compensation under Section 4.1 during the balance of the calendar year next following the calendar year with respect to which such refund is to be made; provided, however, that the Excess Amount need not be refunded if the Independent Directors shall have made a finding that based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Notwithstanding the foregoing, the Advisor shall have no obligation hereunder to reimburse the Company in excess of the amount actually received or to be received by the Advisor as an annual Advisory Fee or loan Origination Fees with respect to such year. The term "Net Income" means for any period, total revenues with respect to such period, less the expenses applicable to such period except additions to reserves for depreciation, bad debts or other similar non-cash reserves. Net Income for purposes of calculating Total Operating Expenses shall exclude the gain from the sale of Company assets.



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     5.4 Definition of Total Operating  Expenses.  For purposes of this Advisory
Agreement, "Total Operating Expenses" shall be deemed to mean the aggregate annual operating, general and administrative expenses determined in accordance with generally accepted accounting principles (including the Advisory Fee), except the expenses of raising capital, interest payments, taxes, non-cash expenditures (including, but not limited to, depreciation, amortization and bad debt reserves), incentive fees and property operation and disposition costs.


                    ARTICLE VI - OTHER ACTIVITIES OF ADVISOR

     6.1 Other Activities of Advisor. No provision in this Agreement shall prevent the Advisor from engaging in other activities or businesses or from acting as advisor to any other person or entity even though such person or entity has investment policies and objectives similar to those of the Company and no provision shall prevent the Advisor from receiving compensation for rendering advice to other investors and managing other investments, including investors and investments advised, sponsored, or organized by the Advisor, and including joint ventures and partnerships in which the Company is a coventurer or partner. No provision in this Agreement shall limit or restrict the right of any director, officer, employee, or shareholder of the Advisor or an affiliate of the Advisor to engage in any other business or to render services of any kind to any other corporation, partnership, individual, or other entity. The Advisor shall not, however, disclose any confidential information of the Company to other persons or entities, unless such information is then public knowledge through no fault of the Advisor, is properly provided to the Advisor without restriction by a third party or is already in the Advisor's possession at the time of receipt by the Company. The Advisor shall notify the Company of its engaging in other activities or businesses which may result in the Advisor having a conflict of interest with its obligations hereunder.

     6.2 Investment Opportunities. If the Advisor or an affiliate of the Advisor acts as an investment manager or advisor for any person other than the Company or a joint venture or partnership in which the Company is a co-venturer or partner, the Advisor shall act on a basis which is fair and reasonable to the Company and to the shareholders in selecting, from among the investment opportunities that come to the attention of the Advisor, those investments opportunities which it offers to the Company. In particular, the Advisor and its Affiliates agree to first submit any potential Church or religious organization loans less than $1 million to the Company for consideration. If the Company determines that the loan is not suitable or that it has insufficient funds to make the loan, the Advisor or its Affiliates shall have the opportunity to make the loan.

     6.3 No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other and neither the terms of this Advisory Agreement nor the fact that the Company and the Advisor have joint interests in any one or more investments shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     6.4 Signing Authority. Directors, officers, employees and agents of the Advisor or of its affiliates may serve as directors, officers, employees, agents, nominees, or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

     6.5 Independent Contractors. The Advisor may independently from time to time negotiate or contract for the services of independent service providers; including but not limited to accountants, auditors, appraisers and title insurance companies, in connection with the Company's underwriting of individual mortgage loans to churches. In such cases, the Advisor may directly pay for such services from its own funds on behalf of such borrowers and accept reimbursement directly to its own account from such borrowers, either in advance of such expenditure or subsequent thereto.

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

                       ARTICLE VII - TERM AND TERMINATION

     7.1 Term and Renewal. This Advisory Agreement shall continue in force from the date hereof through December 31, 2004, and, absent written notice of non-renewal as provided in this section, this Advisory Agreement shall be automatically renewed for successive one-year terms upon the expiration of the initial term and each renewal term. Determination of renewal shall be based upon the factors set forth in Section 7.2. Notice of non-renewal shall be given in writing by the Company to the Advisor not less than sixty (60) days before the expiration of the initial term of this Advisory Agreement or of any renewal term thereof.

     7.2 Renewal Determination. In determining whether to renew this Advisory Agreement, the Independent Directors of the Company shall review the performance of the Advisor to determine that the provisions of this Advisory Agreement are being carried out, and shall determine that the compensation paid to the Advisor by the Company is reasonable based on all factors which the Independent Directors deem relevant, including, but not limited to:

     (a) the size of the Advisory Fees in relation to the size, composition and profitability of the Company's investments;

     (b) the success of the Advisor in generating opportunities that meet the Company's investment objectives;

     (c) the rate charged to similar companies by advisors performing similar services;

     (d) additional revenues realized by the Advisor and its affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

     (e) the quality and extent of service and advice furnished by the Advisor including frequency of problem investments and competency in dealing with distress situations;

     (f) the performance of the Company's investments including both income and capital appreciation; and

     (g)  the  quality  of  the  Company's   investments   in  relation  to  the
          investments generated by the Advisor for its own account.

     7.3 Termination upon Assignment. This Advisory Agreement shall terminate automatically in the event of its assignment by the Advisor, unless the Company has given its prior written consent. In the event that the Company consents to an assignment, such assignment shall bind the assignee in the same manner and to the same extent as the Advisor is bound hereby. This Advisory Agreement shall not be assignable by the Company without the prior written consent of the Advisor, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.

     7.4 Default or Bankruptcy of the Advisor. At the sole option of the Company, this Advisory Agreement shall terminate immediately upon written notice of such termination from the Directors of the Company to the Advisor if any of the following events shall have occurred:

     (a) the Advisor shall have violated any provision of this Advisory Agreement and after notice of such violation shall have failed to cure such default within sixty (60) days or in the event such default cannot be reasonable cured within sixty (60) days, then a reasonable period of time if the Advisor is diligently pursuing a course of action to so cure;

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     (b)  a  petition   shall  have  been  filed  against  the  Advisor  for  an
          involuntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, and such petition shall not have been dismissed within ninety (90) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Advisor for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

     (c) the Advisor shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they became due.

     The Advisor agrees that, if any of the events specified in Section 7.4 (b) or (c) shall occur, the Advisor will give written notice thereto to the Directors within seven (7) days following the occurrence of such event.

     7.5 Action upon Termination. From and after the effective date of any termination of this Advisory Agreement, the Advisor shall be entitled to no compensation for services rendered hereunder in the case of termination pursuant to this Article VII, but shall be paid, on a pro rata basis, all compensation due for services performed prior to such termination. The provisions of Section 5.3, Section 5.4, and Section 5.8 shall apply to the portion of the calendar year which ends on the effective date of termination, with respect to the Excess Amount and Operating Expenses accrued to such date. Upon such termination, the Advisor immediately shall:

     (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Advisory Agreement, after deducting therefrom any accrued compensation and reimbursements for the expenses to which the Advisor is then entitled;

     (b) deliver to the Directors a full and complete accounting, including a statement showing all sums collected by the Advisor and a statement of all sums held by the Advisor for the period commencing with the date following the date of the Advisor's last accounting to the Board of Directors; and

     (c) deliver to the Board of Directors all property and documents of the Company then in the Advisor's custody or possession.

     Notwithstanding the foregoing, after the termination of this Advisory Agreement, the Advisor shall take all reasonable steps to assist the Company's Directors in making an orderly transition of the advisory function and, upon reimbursement of its out-of-pocket costs and expenses, if any, provide such services and documents to the Company as may be reasonably requested by the Company to enable it to complete accounting reports, tax returns, audit functions, Internal Revenue Service audits and other similar financial and tax accounting functions.

     7.6 Rights of Termination Cumulative. The rights of termination specifically provided shall be considered to be cumulative and shall be in addition to the rights of termination for breach of this Advisory Agreement otherwise inuring to the parties by operation of law.

     7.7 Requirement to Change Name on Termination. Upon termination of this Advisory Agreement by either party with or without cause, the Board of Directors of the Company shall, upon request of the Advisor, cause the name of the Company to be changed to or remain a name (i) that does not contain the word "American" or "America" or the name of the Advisor or any approximation or abbreviation thereof and (ii) that is sufficiently dissimilar to the word "American" or "America" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any person or entity using the word "American" or "America" in its name. Notwithstanding the foregoing, the Company may use the word "church" in its name.

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                          ARTICLE VIII - MISCELLANEOUS

     8.1 Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

                             The Board of Directors:
                           Attention: Philip J. Myers
                            10237 Yellow Circle Drive
                           Minnetonka, Minnesota 55443




                                  The Advisor:
                              Church Loan Advisors
                           Attention: Scott J. Marquis
                            10237 Yellow Circle Drive
                           Minnetonka, Minnesota 55343

     Either party hereto may at any time give notice to the other party in writing of a change of its address for purposes of this Section 8.1.

     8.2 Amendments. This Advisory Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties or their respective successors or assigns.

     8.3 Successors and Assigns. This Advisory Agreement shall be binding upon the parties, their successors or assigns.

     8.4 Governing Law. The provisions of this Advisory Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     8.5 Captions. The captions included in this Advisory Agreement have been inserted for ease of reference only and shall not be construed to affect the meaning, construction, or effect of this Advisory Agreement.

     8.6 Entire Agreement. This Advisory Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels any preexisting agreements with respect to such subject matter.

     8.7 Separability. If any term or provision of this Advisory Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Advisory Agreement, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Advisory Agreement shall be valid and enforced to the fullest extent permitted by law.





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     IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Amended and
Restated Advisory Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                               AMERICAN CHURCH MORTGAGE COMPANY


                                              By: /s/ Philip J. Myers
                                                 -----------------------------
                                                 Philip J. Myers, President




                                              CHURCH LOAN ADVISORS, INC.


                                               By: /s/ Scott J. Marquis
                                                  ----------------------------
                                                  Scott J. Marquis, Secretary




     This Advisory Agreement was unanimously approved by the Board of Directors of American Church Mortgage Company as of January 22, 2004 including the Independent Directors of American Church Mortgage Company.




Dated: January 22, 2004                         /s/ Philip J. Myers
                                               --------------------------
                                               Philip J. Myers, Secretary
                                               American Church Mortgage Company










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